Exhibit 10.59

AMENDMENT NO. 1

DEL MONTE CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Del Monte Corporation Supplemental Executive Retirement Plan, as amended and restated effective June 29, 2006 (the “Plan”) is hereby amended pursuant to Section 5.1 of the Plan effective as of January 1, 2005.

This Amendment is intended to be a good faith, interim amendment for the purposes of good faith compliance with Internal Revenue Code Section 409A (“Section 409A”) and the guidance issued thereunder, including the transition period provisions. The Plan and this Amendment may be amended in whole or in part by the end of the applicable transition period under Section 409A and applicable to all or any part of the period from January 1, 2005 until the end of the transition period. Notwithstanding this Amendment, the Plan may be administered during the transition period for Section 409A in good faith compliance with any provisions of Section 409A or the guidance thereunder or any reasonable good faith interpretation thereof.

1.

Section 3.2 is amended by adding at the end the following:

Notwithstanding any other provisions of this Plan, if a Participant is a “specified employee”, as determined under Internal Revenue Code Section 409A(a)(2)(B)(i) with respect to the Parent and its affiliates, and payment is made on account of the Participant’s termination of employment, the payment date shall be delayed to a date that is six months after the date of such termination of employment. As permitted under Code Section 409A, this delay shall not apply to any payment under a domestic relations order or for payment of taxes or such other event as may be provided in regulation and guidance issued by the Internal Revenue Service.

2.

Except as specifically amended herein, the terms of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 1 to be adopted by the Compensation and Benefits Committee of the Board of Directors of Del Monte Corporation and executed by its duly designated officer.

DEL MONTE CORPORATION

By:	/s/ Mark J. Buxton
Mark J. Buxton
Vice President, Human Resources

Date of Signing: December 14, 2006

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